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                                                             EXHIBIT 10(x)(11)


                      RESTATEMENT AMENDMENT NO. 1

                                  TO

                         THE UPS SAVINGS PLAN

                    (Restated as of March 31, 1995)


        WHEREAS, United Parcel Service of America, Inc. (the "Employer") established, effective July 1, 1988, The UPS Savings Plan (the "Plan") for the benefit of Eligible Employees in order that they might enjoy the advantages of having funds put aside on a tax deferred basis pursuant to Section 401(k) of the Internal Revenue Code to provide for their retirement; and

        WHEREAS, the Plan was amended fifteen times, the most recent amendment being effective January 1, 1989, before the Restated Plan was adopted effective as of March 31, 1995; and

        WHEREAS, it is desired to amend the Plan further to add the Time Horizon Funds as additional investment options available to Participants and to provide more flexibility to Participants in making and changing investment allocations, and to make certain other technical changes.

        NOW THEREFORE, pursuant to the authority vested in the Employer by
Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective July 31, 1995:

        1. The second paragraph of Section 3.2 is revised by deleting the parenthetical phrase "(rounding off nonintegral percentages to the nearest integer)" and by substituting in lieu thereof the parenthetical "(rounding off nonintegral percentages to the nearest one-hundredth percent (.01%))".

        2.  The final sentence of Section 3.4 is revised to read as follows:

               The change must be in writing or such other form as may be authorized by the Committee or its designee and will be implemented as soon as practicable after such notification, but in no event later than the first pay period following the first day of the calendar month following the month in which such notification was received.

        3.  The second sentence of Section 3.5 is revised to read as follows:

               The reduction will take effect as soon as practicable following receipt by the Committee, or its designee for such purpose, of the reduction request in writing or such other form as may be authorized by the Committee or its designee.
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     4. Section 4.1 is revised by deleting from the end of the second sentence thereof the words "and the Participant's pro rata share of the expenses of this Plan and Trust Agreement pursuant to Section 4.11" and by substituting in lieu thereof the words ", plus the Participant's per capita share of the administrative expenses of the Plan and Trust Agreement, pursuant to Section 4.11".

     5. Section 4.4(a) is amended as follows by adding the following investment Option F, immediately following the description of Options A, B, C, D and E:

        OPTION F-   The following four Time Horizon Funds managed by State
                    Street Bank and Trust Company: the Time Horizon 2005 Fund;
                    the Time Horizon 2015 Fund; the Time Horizon 2025 Fund; and the Time Horizon 2035 Fund, each consisting of equity, fixed income and, at times, cash investments, with the primary objective of providing an appropriate asset mix coupled with appropriate levels of risk and return given a Participant's approximate retirement date.

     6. The following is added to the end of Section 4.4(a):

               The initial allocation of the Participant's Account among Options A, B, C, D, E and each Time Horizon Fund within Option
               F must be made in ten percent (10%) increments. In the event that a Participant fails to designate any investment option, fails to designate investment options for 100% of the Participant's Account, or fails to designate a new investment option for amounts held in a Time Horizon Fund under Option F on December 31 of the year in which such fund reaches its Maturity Date, or erroneously designates the investment of more than 100% of the Participant's Account, the Participant's Account will be invested as though Option D were selected until a corrected investment designation which meets the foregoing requirements is filed by the Participant. For purposes of the previous sentence, the term "Maturity Date" shall mean July 31 of the year designated by the name of the Time Horizon Fund (e.g. the Maturity Date of the Time Horizon 2005 Fund shall be July 31,
               2005).

      7. The last two sentences of Section 4.4(b) are deleted.

      8. Section 4.6 is revised to read as follows:

               Change in Investment Allocation of Future Deferrals. Each participant may elect to change the investment allocation of future Elective Deferrals. The change must be made in such written or other form as may be authorized by the Committee or its designee ("change authorization") and will be implemented as soon as practicable after receipt of a valid change authorization by the Committee or its designee, subject to limitations, if any, of the investment vehicles selected. Changes must be made in ten percent (10%) adjustments up or down and must result in a total investment of one hundred percent (100%) of the Participant's Account. Change authorizations which do not result in allocation of one hundred percent (100%) of the Account or which are incorrect in any other respect will not be processed by the Committee or its designee so that the prior election continues in effect.



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        9.  The first sentence of Section 4.7 is revised by deleting the words
"once in each calendar quarter" from the end thereof and the last sentence of
Section 4.7 is modified by deleting the words "among Options A, B, C, D, and
E" and by substituting in lieu thereof the words "among Options A, B, C, D, E and each Time Horizon Fund within Option F".

        10. The first sentence of Section 4.8 is modified by deleting the words "Options A, B, C, D and E" and by substituting in lieu thereof the words "Options A, B, C, D, E and F"; and the last sentence thereof is modified by deleting the words "Options A, B, C, D and E" and by substituting in lieu thereof the words "Options A, B, C, D, E, and each Time Horizon Fund within Option F".

        11. Section 4.10 is modified by deleting the words "Options A, B, C, D, and E" in all places where they appear and by substituting in lieu thereof the words "Options A, B, C, D, E and each Time Horizon Fund within Option F".

        12.  Section 4.11 is modified to read in its entirety as follows:

                Expenses of the Plan

               (1) Investment expenses of the Plan incurred during the Plan Year
                    (limited to investment management fees relating to the investment of the assets of the Plan) shall be allocated among Participant accounts based on the value of each Participant's account within each investment Option compared to the accounts of all Participants in such investment Option which remain in such Option as of the Valuation Date. Trustee custodial fees, if any, relating to the assets shall be allocated among Participants' accounts based on the total value of each Participant's account compared to all accounts of all Participants which are undistributed as of the Valuation Date.

               (2) Administrative expenses of the Plan incurred during the Plan
                    Year, except as provided in Section 6.4 with regard to administrative costs of financial hardship withdrawals, including but not limited to reasonable fees for legal, accounting, auditing, and printing, shall be allocated per capita to the accounts of all Participants undistributed as of the Valuation Date.

        IN WITNESS WHEREOF, United Parcel Service of America, Inc. has caused this Amendment No. 1 to the Restated Plan to be executed this 21st day of December, 1995.


ATTEST:                                   UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Joseph R. Moderow                     /s/ Kent C. Nelson
___________________________________       ______________________________________
Secretary                                 Chairman


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